UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas	333-156263	26-3404322
(State or other jurisdiction)	(Commission file number)	(IRS ID No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
           (Address of principal executive offices) (Zip Code)

         ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Item 5.02.                      Departure of Directors or Certain Officers ; Election of Directors; Appointment of Certain Officers, Compensation Agreements of Certain Officers

Effective June 8, 2011 the Registrant’s Board of Directors appointed the following additional director to partially fill the vacancies created by the resignations of James Smith, Myles O’Dwyer and Douglas Byerley:

Name	Age	Position

Christian Adam Wicks	33	Director

From October 1998 Mr. Wicks has been employed by Defiance USA, Inc. DBA English Laundry/Fender Clothing.  From October 1, 2000 through July 1, 2006 he was Vice President of Sales of Defiance and from July 1, 2006 through June 1, 2011 he was the President of Defiance.  Defiance is a private company which wholesales men’s, women’s and childrens’ apparel with annual revenues of approximately $20,00,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc.
(Registrant)

By: /s/ Daniel Reardon
Dated: June 8, 2011	Daniel Reardon, President